Exhibit 10.01

FIFTH AMENDMENT TO THE
RECEIVABLES FINANCING AGREEMENT

This FIFTH AMENDMENT TO THE RECEIVABLES FINANCING AGREEMENT (this “Amendment”), dated as of September 3, 2020, is entered into by and among NUSTAR FINANCE LLC, as Borrower (the “Borrower”), NUSTAR ENERGY L.P., as initial Servicer (the “Servicer”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Lender, PNC, as a Group Agent, and PNC, as Administrative Agent (in such capacity, the “Administrative Agent”).

Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Financing Agreement described below.

BACKGROUND

A. The parties hereto have entered into a Receivables Financing Agreement, dated as of June 15, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Financing Agreement”).

B. Immediately prior to the execution of this Amendment, the parties hereto and Mizuho Bank, Ltd. (“Mizuho”) are entering into a payoff letter, dated as of the date hereof (the “Mizuho Payoff Letter”), whereby Borrower Obligations owing to Mizuho are being paid in full and Mizuho is exiting the Agreement.

C. Concurrently herewith, the Borrower, the Servicer, the Group Agent as of the date hereof and the Administrative Agent, are entering into that certain Fourth Amended and Restated Fee Letter, dated as of the date hereof (the “Amended Fee Letter”).

D. Concurrently herewith, the Borrower, the Servicer, the Group Agent as of the date hereof and the Administrative Agent, are entering into that certain Amended and Restated Letter Agreement re: Excluded Obligors (the “Amended Excluded Obligor Letter Agreement”).

E. The parties hereto desire to amend the Receivables Financing Agreement as set forth herein.

NOW, THEREFORE, with the intention of being legally bound hereby, and in consideration of the mutual undertakings expressed herein, each party to this Amendment hereby agrees as follows:

SECTION 1. Amendments to the Receivables Financing Agreement. The Receivables Financing Agreement is hereby amended as follows:

(a) The definition of “Base Rate” set forth in Section 1.01 of the Receivables Financing Agreement is amended by deleting the reference to “Federal Funds Rate” where it appears therein and substituting “Overnight Bank Funding Rate” therefor.

(b) The definition of “Concentration Percentage” set forth in Section 1.01 of the Receivables Financing Agreement is amended by deleting the chart therein and substituting the following therefor:

Special Obligor	Special Concentration Limit
Valero Energy Corporation and subsidiaries	19%
Delek US Holdings, Inc. and subsidiaries	8%
Trafigura Group Pte. Ltd. and subsidiaries	7%

(c) The definition of “Facility Limit” set forth in Section 1.01 of the Receivables Financing Agreement is amended and restated as follows:

“Facility Limit” means, at any time of determination, the aggregate Commitment of all Committed Lenders, which as of September 3, 2020, is equal to $100,000,000, as reduced from time to time pursuant to Section 2.02(e) or increased pursuant to Section 2.02(g); provided, however, that at no time shall any such increase cause the Facility Limit to exceed $200,000,000. References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital.

(d) The definition of “LMIR” set forth in Section 1.01 of the Receivables Financing Agreement is amended by deleting the reference to “0.00%” where it appears therein and substituting “0.50%” therefor.

(e) The definition of “Scheduled Termination Date” set forth in Section 1.01 of the Receivables Financing Agreement is amended and restated as follows:

“Scheduled Termination Date” means September 20, 2023, as such date may be extended from time to time pursuant to Section 2.02(h).

(f) The definitions of “Federal Funds Rate” and “LIBOR Notified Termination Date” in Section 1.01 of the Receivables Financing Agreement are each deleted in its entirety.
(g) The following definitions are added to Section 1.01 of the Receivables Financing Agreement in the appropriate alphabetical order:

“Credit Agreement” means that certain Amended and Restated 5-Year Revolving Credit Agreement, dated as of October 29, 2014, among NuStar Logistics, NuStar, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

(h) Section 5.06 of the Receivables Financing Agreement is amended and restated in its entirety as follows:

Section 5.06 Successor LMIR

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Event, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LMIR with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Administrative Agent has provided such proposed amendment to all Group Agents, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Group Agents comprising the Majority Group Agents. Until the Benchmark Replacement is effective, each advance, conversion and renewal of a Loan bearing interest by reference to LMIR will continue to bear interest with reference to LMIR; provided, however, that during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a Loan bearing interest by reference to LMIR that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of the Base Rate with respect to such Loan, and such Loan shall bear interest by reference to the Base Rate (rather than by reference to LMIR), and (ii) all outstanding Loans bearing interest by reference to LMIR shall automatically be converted to bear interest by reference to the Base Rate at the expiration of the existing Interest Period (or sooner, if Administrative Agent cannot continue to lawfully maintain such affected Loan bearing interest by reference to LMIR).

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 5.06 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.06.

(d) Certain Defined Terms. As used in this Section 5.06:

(i) “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LMIR for U.S. Dollar-denominated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of this Agreement.

(ii) “Benchmark Replacement Adjustment” means, with respect to any replacement of LMIR with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LMIR with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of LMIR for U.S. Dollar-denominated credit facilities at such time and (b) which may also reflect adjustments to account for (i) the effects of the transition from LMIR to the Benchmark Replacement and (ii) yield- or risk-based differences between LMIR and the Benchmark Replacement.

(iii) “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

(iv) Benchmark Replacement Date” means the earlier to occur of the following events with respect to LMIR:

(A) in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the London Interbank Offered Rate for interbank deposits in Dollars (“USD LIBOR”) permanently or indefinitely ceases to provide USD LIBOR; or

(B) in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

(v) “Benchmark Replacement Floor” means the minimum rate of interest, if any, specified for the LMIR or, if no minimum rate of interest is specified, zero.

(vi) “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LMIR:

(A) a public statement or publication of information by or on behalf of the administrator of USD LIBOR announcing that such administrator has ceased or will cease to provide USD LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR;

(B) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of USD LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for USD LIBOR, a resolution authority with jurisdiction over the administrator for USD LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for USD LIBOR, which states that the administrator of USD LIBOR has ceased or will cease to provide USD LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide USD LIBOR; or

(C) a public statement or publication of information by the regulatory supervisor for the administrator of USD LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent announcing that USD LIBOR is no longer representative.

(vii) “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LMIR and solely to the extent that LMIR (as the case may be) has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LMIR (as the case may be) for all purposes hereunder in accordance with this Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced LMIR (as the case may be) for all purposes hereunder pursuant to this Section 5.06.

(viii) “Early Opt-in Event” means a determination by the Administrative Agent that U.S. Dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 5.06, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace USD LIBOR.

(ix) “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(x) “SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

(xi) “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(i) Section 10.01 of the Receivables Financing Agreement is amended by (i) deleting the “or” at the end of clause (r) therein, (ii) adding “or” after the last “;” in clause (s) therein and (iii) adding a new clause (t) as follows:

(t) NuStar shall fail to satisfy the financial covenant set forth in Section 6.11 of the Credit Agreement as in effect on September 3, 2020; provided that, if after September 3, 2020, Section 6.11 of the Credit Agreement (or any of the defined terms used in connection with such covenant) is amended, modified or waived, then the test set forth in this clause (t) or the defined terms used therein, as applicable, shall, for all purposes of this Agreement, automatically and without further action on the part of any Person, be deemed to be also so amended, modified or waived, if at the time of the effectiveness of such amendment, modification or waiver, each of the following conditions has been satisfied: (i) each of the Administrative Agent and each Lender (or an Affiliate thereof) is then a party to the Credit Agreement and have consented to such amendment, modification or waiver, (ii) such amendment, modification or waiver shall have become effective in accordance with the terms of the Credit Agreement and (iii) if the lenders party to the Credit Agreement receive a fee or any similar compensation (however defined or styled) in connection with such amendment, modification or waiver (a “Credit Agreement Fee”), then on or before such amendment, modification or waiver takes effect, the Borrower shall have paid (or caused to be paid) to each Lender hereunder a corresponding fee (in addition to all other fees and amounts otherwise payable to the Lenders hereunder) in an amount equal to the Credit Agreement Fee that would have been payable to such Lender if such Lender’s Commitment and Loans hereunder were instead a “Commitment” and “Loans” of such Lender under (and as defined in) the Credit Agreement;

(j) The Receivables Financing Agreement is amended by adding a new Section 11.11 as follows:

SECTION 11.11. LIBOR Notification. Section 5.06 (“Successor LMIR”) provides a mechanism for determining an alternative rate of interest in the event that LMIR is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of LMIR or with respect to any alternative or successor rate thereto, or replacement rate therefor.

(k) Exhibit A to the Receivables Financing Agreement is amended and restated in its entirety by Annex I attached hereto.

(l) Schedule I to the Receivables Financing Agreement is amended and restated in its entirety by Annex II attached hereto.
(m) Clause (D) of Schedule III to the Receivables Financing Agreement is deleted in its entirety, and Clause (E) thereof is renamed Clause (D).

SECTION 2. Rebalancing of Capital. On the date hereof, the Borrower will repay a portion of the outstanding Capital as set forth on the final flow of funds memorandum provided by the Administrative Agent on the date hereof. The Borrower hereby requests that PNC fund a Loan on the date hereof as set forth on the final flow of funds memorandum provided by the Administrative Agent on the date hereof. Such Loan shall be funded by PNC on the date hereof in accordance with the terms of the Receivables Financing Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Financing Agreement; provided, however, that, notwithstanding anything to the contrary in the Receivables Financing Agreement, no Loan Request shall be required for the amount specified in the flow of funds memorandum. For administrative convenience, the Borrower hereby instructs PNC to fund the foregoing Loan by paying the proceeds thereof directly to the accounts specified in the flow of funds memorandum by PNC, to be applied as the foregoing repayment of Capital on the Borrower’s behalf.

SECTION 3. Representations and Warranties of the Borrower and Servicer. The Borrower and the Servicer hereby represent and warrant to each of the parties hereto as of the date hereof as follows:

(a) Representations and Warranties. The representations and warranties made by it in the Receivables Financing Agreement and each of the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date.

(b) Enforceability. The execution and delivery by it of this Amendment, and the performance of its obligations under this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Receivables Financing Agreement (as amended hereby) and the other Transaction Documents to which it is a party are (assuming due authorization and execution by the other parties thereto) its valid and legally binding obligations, enforceable in accordance with its terms, except (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time in effect relating to creditors’ rights, and (y) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or equity.

(c) No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing, or would occur as a result of this Amendment or the transactions contemplated hereby.

SECTION 4. Effect of Amendment; Ratification. All provisions of the Receivables Financing Agreement and the other Transaction Documents, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Financing Agreement (or in any other Transaction Document) to “this Receivables Financing Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Financing Agreement shall be deemed to be references to the Receivables Financing Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Financing Agreement other than as set forth herein. The Receivables Financing Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon (a) receipt by the Administrative Agent of counterparts of this Amendment duly executed by each of the parties hereto, (b) receipt by the Administrative Agent of counterparts of the Amended Fee Letter duly executed by each of the parties thereto, (c) receipt by the Administrative Agent of counterparts of the Amended Excluded Obligor Letter Agreement and the Mizuho Payoff Letter, each duly executed by each of the parties thereto and (d) the Administrative Agent having received confirmation that the “Amendment Fee” set forth in the Amended Fee Letter has been paid in accordance with the terms thereof.

SECTION 6. Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. Transaction Document. This Amendment shall be a Transaction Document for purposes of the Receivables Financing Agreement.

SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 9. GOVERNING LAW AND JURISDICTION.

(a) THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

(b) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 10. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Financing Agreement or any provision hereof or thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

NUSTAR FINANCE LLC

By:	/s/ Thomas R. Shoaf
Name:	Thomas R. Shoaf
Title:	Executive Vice President and Chief Financial Officer

NUSTAR ENERGY L.P.,
as the Servicer

By:	Riverwalk Logistics, L.P., its general partner
By:	NuStar GP, LLC, its general partner

By:	/s/ Thomas R. Shoaf
Name:	Thomas R. Shoaf
Title:	Executive Vice President and Chief Financial Officer

S-1

Fifth Amendment
Receivables Financing Agreement (NuStar)

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Imad Naja
Name:	Imad Naja
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as Group Agent for the PNC Group

By:	/s/ Imad Naja
Name:	Imad Naja
Title:	Managing Director

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Lender

By:	/s/ Imad Naja
Name:	Imad Naja
Title:	Managing Director

PNC CAPITAL MARKETS LLC,
as Structuring Agent

By:	/s/ Imad Naja
Name:	Imad Naja
Title:	Managing Director

S-2

Fifth Amendment
Receivables Financing Agreement (NuStar)

ANNEX I

EXHIBIT A
Form of Loan Request

[Letterhead of Borrower]

[Date]

[Administrative Agent]

[Group Agents]

Re: Loan Request

Ladies and Gentlemen:

Reference is hereby made to that certain Receivables Financing Agreement, dated as of June 15, 2015 among NuStar Finance LLC (the “Borrower”), NuStar Energy L.P., as Servicer (the “Servicer”), the Lenders party thereto, the Group Agents party thereto and PNC Bank, National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used in this Loan Request and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

This letter constitutes a Loan Request pursuant to Section 2.02(a) of the Agreement. The Borrower hereby request a Loan in the amount of [$_______] to be made on [_____, 20__] (of which $[___] will be funded by the PNC Group. The proceeds of such Loan should be deposited to [Account number], at [Name, Address and ABA Number of Bank]. After giving effect to such Loan, the Aggregate Capital will be [$_______].

The Borrower hereby represents and warrants as of the date hereof, and after giving effect to such Credit Extension, as follows:

(i) the representations and warranties of the Borrower and the Servicer contained in Sections 7.01 and 7.02 of the Agreement are true and correct in all material respects on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date;

(ii) no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

Exhibit A-1

(iii) no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;

(iv) the Aggregate Capital will not exceed the Facility Limit; and

(v) the Termination Date has not occurred.

Exhibit A-2

IN WITNESS WHEREOF, the undersigned has executed this letter by its duly authorized officer as of the date first above written.

Very truly yours,

NUSTAR FINANCE LLC

By:
Name:
Title:

Exhibit A-3

ANNEX II

SCHEDULE I
Commitments

PNC Group
Party	Capacity	Maximum Commitment
PNC	Committed Lender	$100,000,000
PNC	Group Agent	N/A